Exhibit 99.1

Leaf Group Announces Shareholder Approval of Merger Agreement with Graham Holdings

SANTA MONICA, Calif., June 10, 2021 (GLOBE NEWSWIRE) – Leaf Group (NYSE: LEAF) (“Leaf Group”), a diversified consumer internet company, today announced that, at a special meeting of shareholders held on June 10, 2021, its shareholders approved the Merger Agreement entered into by Leaf Group and Graham Holdings Company (NYSE: GHC) (“Graham Holdings”), under which Graham Holdings will acquire all of the outstanding shares of common stock of Leaf Group for $8.50 per share in an all-cash transaction valued at approximately $323 million.

Holders of approximately 59.14% of all outstanding common shares of Leaf Group as of the close of business on May 3, 2021, the record date for the Special Meeting, voted to adopt the Merger Agreement.

The proposed transaction remains subject to the receipt and satisfaction of certain closing conditions. The Company anticipates that the proposed transaction will be completed on June 14, 2021.

About Leaf Group

Leaf Group Ltd. (NYSE: LEAF) is a diversified consumer internet company that builds enduring, creator-driven brands that reach passionate audiences in large and growing lifestyle categories, including fitness and wellness (Well+Good, Livestrong.com and MyPlate App), and home, art and design (Saatchi Art, Society6 and Hunker). For more information about Leaf Group, visit www.leafgroup.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company generally identifies forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The Company has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) the timing of the closing of the proposed merger with Graham Holdings (the “Merger”), including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed Merger will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (iv) unanticipated difficulties or expenditures relating to the proposed Merger, the response of business partners and competitors to the announcement of the proposed Merger, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed Merger; (v) the response of Company stockholders to the Merger Agreement; and (vi) those risks detailed in the Company’s most recent Annual Report on Form 10-K (as amended by the Amendment No. 1 to such Form 10-K) and subsequent reports filed with the SEC, as well as other documents that may be filed by the Company from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. The Company cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Leaf Group Investor Contacts:
Shawn Milne
Investor Relations
415-264-3419
shawn.milne@leafgroup.com

Leaf Group Media Contacts:
John Christiansen/Nate Johnson
Sard Verbinnen & Co
415-618-8750/310-201-2040
LeafGroup-SVC@sardverb.com

Sharna Daduk
VP, Communications
Sharna.daduk@leafgroup.com